UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2006

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 2, 2006, Website Pros, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) to report the acquisition of substantially all of the assets and select liabilities of Renex, Inc. (“Renex”). Effective October 3, 2006, Renex changed its name to Compass Capital Limited. The Company is filing this amendment to the Current Report to include the financial statements required under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Attached hereto beginning on Page F-1 are the following financial statements of Renex:

(b)	Pro Forma Financial Information.

Attached hereto beginning on Page PF-1 are the following pro forma combined financial statements of the Company and Renex:

(c)	Exhibits.

2.2	Asset Purchase Agreement dated September 30, 2006 by and among the Company, Website Pros Canada Inc. and Renex.*

23.1	Consent of Independent Auditors.

99.1	Press release dated October 2, 2006 issued by Website Pros.*

*	Incorporated by reference from the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSITE PROS, INC. (Registrant)

Date: December 11, 2006	/s/ Kevin Carney
Kevin Carney, Chief Financial Officer

INDEX OF EXHIBITS

2.2	Asset Purchase Agreement dated September 30, 2006 by and among the Company, Website Pros Canada Inc. and Renex.*

23.1	Consent of Independent Auditors.

99.1	Press release dated October 2, 2006 issued by Website Pros.*

*	Incorporated by reference from the Current Report.

Index to Financial Statements

Nine-Months Ended September 30, 2006 (expressed in Canadian dollars)

Balance Sheet as of September 30, 2006 (Unaudited)
Statement of Operations and Deficit for the nine-month periods ended September 30, 2006 and 2005 (Unaudited)
Statement of Cash Flows for the nine-month periods ended September 30, 2006 and 2005 (Unaudited)
Notes to Financial Statements (Unaudited)

Year Ended December 31, 2005 (expressed in Canadian dollars)

Report of Independent Auditors
Balance Sheet as of December 31, 2005 and 2004
Statement of Income and Deficit for the year ended December 31, 2005
Statement of Cash Flows for the year ended December 31, 2005
Notes to Financial Statements

Compass Capital Limited

(formerly Renex Incorporated)

Balance Sheet

As of September 30, 2006 (Unaudited)

(expressed in Canadian dollars)

	September 30, 2006	December 31, 2005
	$	$
Assets

Current assets
Cash	72,840	131,480
Amounts receivable	264,184	213,381
Future income taxes recoverable	172,000	—
Prepaid expenses and other	17,696	1,559

	526,720	346,420
Property, plant and equipment (note 3)	198,268	82,404

	724,988	428,824

Liabilities

Current liabilities
Accounts payable and accrued liabilities	521,172	240,556
Deferred revenue	310,476	187,436
Income taxes payable	8,568	5,000

	840,216	432,992

Shareholders’ Deficiency

Capital stock (note 4)	156,617	156,617
Amounts due from shareholders (note 5)	(153,508)	(67,528)
Deficit	(118,337)	(93,257)

	(115,228)	(4,168)

	724,988	428,824

Commitments (note 6)

Compass Capital Limited

(formerly Renex Incorporated)

Statement of Operations and Deficit

For the nine-month periods ended September 30, 2006 and 2005 (Unaudited)

(expressed in Canadian dollars)

	For the nine-month period ended September 30,
	2006 $	2005 $
Revenues
Sales	4,371,699	3,461,405

Gain (loss) on foreign exchange and other	(10,521)	33,233

	4,361,178	3,494,638

Expenses
Accounting and legal	44,552	3,167
Advertising and marketing	1,820,990	1,270,662
Amortization	15,172	8,823
Bad debts less recoveries	192,715	162,007
Consulting fees	282,524	247,157
Insurance	1,875	1,875
Interest and bank charges	36,429	38,211
Miscellaneous	2,552	2,890
Office	50,952	45,665
Rent	40,029	37,678
Repairs and maintenance	29,434	50,465
Telephone and internet	184,314	129,588
Travel	57,808	49,800
Wages and benefits	1,749,552	1,249,545

	4,508,898	3,297,533

Income (loss) before income taxes	(147,720)	197,105

Provision for (recovery of) income taxes (note 7)
Current	49,360	35,000
Future	(172,000)	—

	(122,640)	35,000

Net income (loss) for the period	(25,080)	162,105

Deficit – Beginning of period	(93,257)	(338,146)
Excess of redemption price over paid up capital	—	(53,455)

Deficit – End of period	(118,337)	(229,496)

Compass Capital Limited

(formerly Renex Incorporated)

Statement of Cash Flows

For the nine-month periods ended September 30, 2006 and 2005 (Unaudited)

(expressed in Canadian dollars)

	For the nine-month period ended September 30,
	2006 $	2005 $
Cash provided by (used in)

Operating activities
Net income (loss) for the period	(25,080)	162,105
Charges (credits) to operations not involving cash
Amortization	15,172	8,823
Future income taxes	(172,000)	—

	(181,908)	170,928
Net change in non-cash working capital balances related to operations
Decrease (increase) in amounts receivable	(50,803)	(133,393)
Decrease (increase) in prepaid expenses and other	(16,137)	(814)
Increase (decrease) in accounts payable and accrued liabilities	280,616	(32,915)
Increase (decrease) in deferred revenue	123,040	72,914
Increase (decrease) in income taxes payable	3,568	35,000

	158,376	111,720

Financing activities
Cash proceeds on issuance of capital stock	—	20,000
Advanced to shareholders	(85,980)	(39,381)

	(85,980)	(19,381)

Investing activities
Acquisition of property, plant and equipment	(131,036)	(35,034)

Net change in cash during the period	(58,640)	57,305

Cash (overdraft) – Beginning of period	131,480	(1,148)

Cash – End of period	72,840	56,157

Compass Capital Limited

(formerly Renex Incorporated)

Notes to Unaudited Interim Financial Statements

For the nine-month period ended September 30, 2006

(expressed in Canadian dollars)

1	Nature of operations

The Company was incorporated on December 20, 2000 under the laws of Nova Scotia and operates an e-marketing business and an Inbound Call Centre. The e-marketing business operates under the brand name of RenovationExperts.com and earns subscription revenue from contractors throughout the United States as well as referral fees from certain lending institutions through the Company’s Financial Services Group. The Company has established an Inbound Call Centre in Dartmouth, Nova Scotia, and provides call centre service for numerous clients throughout the United States.

Effective October 3, 2006, the Company changed its name to Compass Capital Limited.

Accounting policies

The unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim reporting. The accounting policies followed by the Company are set out in note 1 to the audited financial statements for the year ended December 31, 2005 and have been consistently followed in the preparation of these interim financial statements. These interim financial statements should be read in conjunction with the 2005 audited financial statements.

2	Significant accounting policies

a)	Revenue recognition

Subscription revenue earned from contractors by RenovationExperts.com is substantially billed on a monthly basis. As customers are billed, subscription revenue is recorded as deferred revenue and recognized as revenue rateably on a daily basis over the subscription service period.

Finance referral fees charged to lending institutions are recognized as revenue when the leads are provided, the fee is determinable and collection of the receivable is reasonably assured.

Revenue earned from the Inbound Call Centre’s contracts is recognized over the term of the contract.

Revenue from each of the above revenue streams is recognized only when the service has been provided and when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the receivable is reasonably assured. The Company assesses collection based on a number of factors, including past transaction history with the customer, credit-worthiness and age of the outstanding receivable. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments which the Company had expected to collect the revenues.

Compass Capital Limited

(formerly Renex Incorporated)

Notes to Unaudited Interim Financial Statements

For the nine-month period ended September 30, 2006

(expressed in Canadian dollars)

2	Significant accounting policies (continued)

b)	Amortization

Amortization of property, plant and equipment is provided using the declining-balance method at the following rates:

Computer equipment	30%
Office furniture and equipment	20%

Leasehold improvements are being amortized on a straight-line basis over three years.

In the period of acquisition, net additions to property, plant and equipment are amortized at one-half the stated annual rates.

c)	Management estimates

The presentation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those reported.

d)	Translation of foreign currency balances

Current assets and liabilities in foreign currency dollars are translated into Canadian dollars at the rate of exchange in effect at the year-end date. Income and expense items are translated at the rate of exchange in effect at the transaction date. Translation gains and losses are included in determining income (loss) for the period.

e)	Fair value of financial instruments

For certain of the Company’s financial instruments, including cash, amounts receivable, amounts due from (to) shareholders, prepaid expenses, accounts payable and accrued liabilities, deferred revenue and income taxes payable, the carrying amounts approximate the fair value due to their short maturities.

f)	Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes. Future income tax assets are evaluated and if realization is not considered more likely than not, a valuation allowance is provided.

Compass Capital Limited

(formerly Renex Incorporated)

Notes to Unaudited Interim Financial Statements

For the nine-month period ended September 30, 2006

(expressed in Canadian dollars)

3	Property, plant and equipment

	September 30, 2006			December 31, 2005
	Cost $	Accumulated amortization $	Net $	Net $
Computer equipment	157,918	31,351	126,567	41,964
Office furniture and equipment	73,342	33,357	39,985	36,758
Leasehold improvements	140,697	108,981	31,716	3,682

	371,957	173,689	198,268	82,404

4	Capital stock

a)	Authorized

99,860,381 common shares without nominal or par value.

b)	Issued and fully paid

	September 30, 2006 $	December 31, 2005 $
18,354,381 common shares	156,617	156,617

5	Related party transactions

a)	During the period, the Company provided a housing loan to a shareholder in the amount of $75,000, bearing interest at the Canada Revenue Agency prescribed interest rate, repayable in interest only payments for the first year, then principal and interest repayments over the next nine years. The remaining balance of the amounts due from shareholders of $78,508 is non-interest bearing with no fixed terms of repayment.

b)	The Company has secured an overdraft with the CIBC in the amount of $6,000, bearing interest at prime plus 5% and guaranteed by two major shareholders of the Company. The guarantees were provided for nil consideration.

Compass Capital Limited

(formerly Renex Incorporated)

Notes to Unaudited Interim Financial Statements

For the nine-month period ended September 30, 2006

(expressed in Canadian dollars)

6.	Commitments

a)	Lease commitments

The annual minimum payments under long-term lease agreements for office premises and equipment are approximately as follows:

$
Year ending December 31, 2006	39,730
2007	28,396
2008	25,674
2009	10,319

b)	Renex Partnership Agreement (“Agreement”)

Effective July 20, 2006, the Company entered into the Agreement with Cybertonics. Under the terms of the Agreement, Cybertonics is to provide homeowner projects exclusively to the Company as well as contractor contact information through a mutually agreed format. The Agreement is for one year and the Company is to pay Cybertonics US$125,000 per month.

The Company may make special requests of Cybertonics to deliver leads not typically in the home service verticals. For these leads, the Company and Cybertonics will agree upon a mutually agreed price per lead.

Compass Capital Limited

(formerly Renex Incorporated)

Notes to Unaudited Interim Financial Statements

For the nine-month period ended September 30, 2006

(expressed in Canadian dollars)

7.	Income taxes

Small business deduction

The Company qualifies as a Canadian-controlled private corporation under the income tax laws of Canada. As such, it is allowed a reduction of income taxes otherwise payable on active business operations conducted in Canada. The Company is entitled to pay taxes at a reduced rate on taxable income not exceeding $300,000 annually.

Reconciliation of income taxes at statutory rates with the reported taxes is as follows:

$
Loss before income taxes	(147,720)
Small business corporate income tax rate	18.14%

Expected income tax recovery based on small business corporate income tax rate	(26,796)
Other-permanent timing differences	(5,654)

Current income tax recovery	(32,450)
Valuation of non-capital losses carried forward	(139,550)

(172,000)
Revaluation of prior year’s current income taxes	49,360

Income tax recovery	(122,640)

8.	Subsequent events

Asset Purchase Agreement

Effective September 30, 2006, the Company entered into an Asset Purchase Agreement with Website Pros, Inc. and its subsidiary Website Pros Canada Inc. (collectively referred to as the Buyer) whereby the Company has agreed to sell all of the assets of the “Business” and the Buyer has agreed to acquire these assets and to assume certain liabilities of the Company in exchange for US$7 million cash on closing, common stock of the Buyer equal to US$3 million, one-half (1/2) to be received on the first anniversary of the Closing Date and one-half (1/2) to be received on the second anniversary of the Closing Date, and an Earnout Consideration of US$1 million to be earned equally over four quarters commencing with the first fiscal quarter ending on December 31, 2006. The “Business” includes all of the assets, properties and rights (tangible and intangible) of RenovationExports.com, Financial Services Group and the Inbound Call Centre. The “Business” represents virtually all of the current operations of the Company.

PricewaterhouseCoopers LLP
Chartered Accountants
1809 Barrington Street, Suite 600
Halifax, Nova Scotia
Canada B3J 3K8
Telephone +1 (902) 491 7400
Facsimile +1 (902) 422 1166

September 30, 2006

Auditors’ Report

To the Shareholders of

Renex Incorporated

We have audited the balance sheet of Renex Incorporated as at December 31, 2005 and 2004 and the statements of income and deficit and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States (US) generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The statement of income and deficit for the year ended December 31, 2004 has not been audited and therefore we do not express any opinion on the financial statements for this period. Accordingly, the comparative figures for the statements of income and deficit and cash flows for the year ended December 31, 2004 have not been presented in these financial statements.

Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

/s/ PricewaterhouseCoopers LLP

Renex Incorporated

Balance Sheet

As of December 31, 2005

(expressed in Canadian dollars)

	2005 $	2004 $
Assets

Current assets
Cash	131,480	—
Amounts receivable	213,381	121,452
Prepaid expenses and other	1,559	1,668

	346,420	123,120

Property, plant and equipment (note 2)	82,404	38,684

Deferred costs, net of accumulated amortization of $1,200	—	400

	428,824	162,204

Liabilities

Current liabilities
Overdraft (note 3 (c))	—	1,148
Accounts payable and accrued liabilities	240,556	299,128
Amount due to a shareholder (note 3)	—	5,700
Deferred revenue	187,436	117,810
Income taxes payable	5,000	—

	432,992	423,786

Shareholders’ Deficiency
Capital stock (note 4)	156,617	133,311
Amounts due from shareholders (note 3)	(67,528)	(56,747)
Deficit	(93,257)	(338,146)

	(4,168)	(261,582)

	428,824	162,204

Renex Incorporated

Statement of Income and Deficit

For the year ended December 31, 2005

(expressed in Canadian dollars)

$
Revenues
Sales	4,939,509
Gain on foreign exchange and other	31,620

4,971,129

Expenses
Accounting and legal	3,979
Advertising and marketing	1,766,687
Amortization	18,058
Bad debts less recoveries	319,737
Consulting fees	325,001
Insurance	2,500
Interest and bank charges	75,253
Miscellaneous	3,940
Office	59,804
Rent	50,238
Repairs and maintenance	62,972
Telephone and internet	175,181
Travel	73,651
Wages and benefits	1,730,784

4,667,785

Income before income taxes	303,344

Provision for income taxes (note 7)	5,000

Net income for the year	298,344

Deficit – Beginning of year
As previously reported	(268,248)
Prior period adjustments (note 1(h))	(69,898)

As restated	(338,146)

Excess of redemption price over paid up capital (note 4)	(53,455)

Deficit – End of year	(93,257)

Renex Incorporated

Statement of Cash Flows

For the year ended December 31, 2005

(expressed in Canadian dollars)

$
Cash provided by (used in)

Operating activities
Net income for the year	298,344
Amortization, not affecting cash	18,058

316,402
Net change in non-cash working capital balances related to operations
Decrease (increase) in amounts receivable	(91,929)
Decrease (increase) in prepaid expenses and other	109
Increase (decrease) in accounts payable and accrued liabilities	(58,572)
Increase (decrease) in deferred revenue	69,626
Increase (decrease) in income taxes payable	5,000

240,636

Financing activities
Cash proceeds on issuance of capital stock	20,000
Advanced to shareholders	(66,630)

(46,630)

Investing activities
Acquisition of property, plant and equipment	(61,378)

Net change in cash (overdraft) during the year	132,628
Cash (overdraft) – Beginning of year	(1,148)

Cash (overdraft) – End of year	131,480

Supplementary cash flow information (note 6)

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

1	Significant accounting policies

a)	Nature of operations

The Company was incorporated on December 20, 2000 under the laws of Nova Scotia and operates an e-marketing business and an Inbound Call Centre. The e-marketing business operates under the brand name of RenovationExperts.com and earns subscription revenue from contractors throughout the United States as well as referral fees from certain lending institutions through the Company’s Financial Services Group. The Company has established an Inbound Call Centre in Dartmouth, Nova Scotia, and provides call centre service for numerous clients throughout the United States.

b)	Revenue recognition

Subscription revenue earned from contractors by RenovationExperts.com is substantially billed on a monthly basis. As customers are billed, subscription revenue is recorded as deferred revenue and recognized as revenue ratably on a daily basis over the subscription service period.

Finance referral fees charged to lending institutions are recognized as revenue when the leads are provided, the fee is determinable and collection of the receivable is reasonably assured.

Revenue earned from the Inbound Call Centre’s contracts is recognized over the term of the contract.

Revenue from each of the above revenue streams is recognized only when the service has been provided and when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collection of the receivable is reasonably assured. The Company assesses collection based on a number of factors, including past transaction history with the customer, credit-worthiness and age of the outstanding receivable. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments which the Company had expected to collect the revenues.

c)	Amortization

Amortization of property, plant and equipment is provided using the declining-balance method at the following rates:

Computer equipment	30%
Office furniture and equipment	20%

Leasehold improvements are being amortized on a straight-line basis over three years.

In the year of acquisition, net additions to property, plant and equipment are amortized at one-half the stated annual rates.

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

1	Significant accounting policies (continued)

d)	Management estimates

The presentation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those reported.

e)	Translation of foreign currency balances

Current assets and liabilities in foreign currency dollars are translated into Canadian dollars at the rate of exchange in effect at the year-end date. Income and expense items are translated at the rate of exchange in effect at the transaction date. Translation gains and losses are included in determining income (loss) for the year.

f)	Fair value of financial instruments

For certain of the Company’s financial instruments, including cash, amounts receivable, amounts due from (to) shareholders, prepaid expenses, accounts payable and accrued liabilities, deferred revenue and income taxes payable, the carrying amounts approximate the fair value due to their short maturities.

g)	Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes. Future income tax assets are evaluated and if realization is not considered more likely than not, a valuation allowance is provided.

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

1	Significant accounting policies (continued)

h)	Prior period adjustments

The Company did not have an audit of its financial statements until the current year. As a result of the audit, the Company has corrected its financial statements for the years ended December 31, 2005 and 2004 for errors discovered during the course of the audit. These corrections have been applied retroactively and the impact on these statements is as follows:

2005 $
Decrease in net revenues	43,359
Increase in expenses	1,961
Decrease in income tax expense	(19,000)

Decrease in net income for the year	26,320
Impact on deficit of adjustments from prior years	69,898

Increase in deficit	96,218

Increase in current assets	50,615
Increase in property, plant and equipment	10,446
Increase in accounts payable, accrued liabilities and deferred revenue	(169,168)
Decrease in income taxes payable	19,000
Increase in capital stock	(7,111)

Decrease in net assets	(96,218)

2	Property, plant and equipment

	2005			2004
	Cost $	Accumulated amortization $	Net $	Net $
Computer equipment	65,898	23,934	41,964	13,455
Office furniture and equipment	64,597	27,839	36,758	25,229
Leasehold improvements	110,426	106,744	3,682	—

	240,921	158,517	82,404	38,684

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

3	Related party transactions

a)	The amounts due from shareholders are non-interest bearing with no fixed terms of repayment.

b)	During the year, the amount due to a shareholder of $5,700 was settled in exchange for 100,000 common shares of the Company.

c)	The Company has secured an overdraft with the CIBC in the amount of $6,000, bearing interest at prime plus 5% and guaranteed by two major shareholders of the Company. The guarantees were provided for nil consideration.

d)	Subsequent to year-end, the Company provided a housing loan to a shareholder as outlined in note 8(b).

4	Capital stock

a)	Authorized

99,860,381 (2004 - 100,000,000) common shares without nominal or par value

b)	Issued and fully paid

	2005 $	2004 $
18,354,381 common shares	156,617	133,311

c)	During the year, the Company issued 200,000 common shares for total cash proceeds of $20,000 and settled an amount due to a shareholder of $5,700 in exchange for 100,000 common shares of the Company.

d)	During the year, the Company redeemed 139,619 common shares for a total redemption price of $55,849 and the excess redemption price over the paid up capital of $53,455 has been charged to deficit. The shares were cancelled subsequent to the redemption.

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

5	Commitments

a)	Lease commitments

The annual minimum payments under long-term lease agreements for office premises and equipment are approximately as follows:

$
Year ending December 31, 2006	39,730
2007	28,396
2008	25,674
2009	10,319

b)	Renex Partnership Agreement (“Agreement”)

Effective July 20, 2006, the Company entered into the Agreement with Cybertonics. Under the terms of the Agreement, Cybertonics is to provide homeowner projects exclusively to the Company as well as contractor contact information through a mutually agreed format. The Agreement is for one year and the Company is to pay Cybertonics US$125,000 per month.

The Company may make special requests of Cybertonics to deliver leads not typically in the home service verticals. For these leads, the Company and Cybertonics will agree upon a mutually agreed price per lead.

6	Supplementary cash flow information

The following non-cash transaction has been excluded from the statement of cash flows:

a)	The settlement of the amount due to a shareholder of $5,700 in exchange for 100,000 common shares of the Company.

b)	The redemption of common shares in the amount of $55,849 which was applied as a reduction of amounts due from shareholders.

7	Income taxes

a)	Small business deduction

The Company qualifies as a Canadian-controlled private corporation under the income tax laws of Canada. As such, it is allowed a reduction of income taxes otherwise payable on active business operations conducted in Canada. The Company is entitled to pay taxes at a reduced rate on taxable income not exceeding $300,000 annually.

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

7	Income taxes (continued)

b)	Reconciliation of income taxes at statutory rates with the reported taxes is as follows:

2005 $
Income before income taxes	303,344
Small business corporate income tax rate	18.14%

Expected income tax expense based on small business corporate income tax rate	55,026
Other – permanent timing differences	(1,026)

Current income taxes	54,000
Utilization of non-capital losses from prior years	(49,000)

Income tax provision	5,000

Management reduced the carrying value of the future income tax asset as at December 31, 2004 of $49,000 by a valuation allowance of $49,000 as management determined it was more likely than not that some portion of the asset would not be realized in the near future.

8	Subsequent events

a)	Asset Purchase Agreement

Effective September 30, 2006, the Company entered into an Asset Purchase Agreement with Website Pros, Inc. and its subsidiary Website Pros Canada Inc. (collectively referred to as the Buyer) whereby the Company has agreed to sell all of the assets of the “Business” and the Buyer has agreed to acquire these assets and to assume certain liabilities of the Company in exchange for US$7 million cash on closing, common stock of the Buyer equal to US$3 million, one-half (1/2) to be received on the first anniversary of the Closing Date and one-half (1/2) to be received on the second anniversary of the Closing Date, and an Earnout Consideration of US$1 million to be earned equally over four quarters commencing with the first fiscal quarter ending on December 31, 2006. The “Business” includes all of the assets, properties and rights (tangible and intangible) of RenovationExports.com, Financial Services Group and the Inbound Call Centre. The Business represents virtually all of the current operations of the Company.

Renex Incorporated

Notes to Financial Statements

For the year ended December 31, 2005

(expressed in Canadian dollars)

8.	Subsequent events (continued)

b)	Housing loan

Subsequent to year-end, the Company provided a housing loan to a shareholder of the Company in the amount of $75,000, bearing interest at the Canada Revenue Agency prescribed interest rate, repayable in interest only payments for the first year, then principal and interest repayments over the next nine years.

9	Summary of differences between Canadian and US Generally Accepted Accounting Principles (GAAP)

The accompanying financial statements have been prepared in accordance with Canadian GAAP, which does not materially differ from US GAAP.

Index to Pro Forma Financial Information

Background Information Regarding Pro Forma Financial Statements

Pro Forma Combined Consolidated Statement of Operations for the nine-month period ended September 30, 2006 (Unaudited, expressed in U.S. dollars)

Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2005 (Unaudited, expressed in U.S. dollars)

Notes to Pro Forma Financial Statements (Unaudited, expressed in U.S. dollars)

Background Information Regarding Pro Forma Financial Statements

The Pro Forma Combined Consolidated Statement of Operations for the nine-month periods ended September 30, 2006 and for the year ended December 31, 2005 (unaudited, expressed in U.S. dollars) include the historical consolidated statements of operations of Website Pros, Inc. (Website Pros) and Renex.com (Renex), giving effect to the acquisition as if it had been consummated on January 1, 2005 and 2006. This information is only a summary, and you should read it in conjunction with the Website Pros’ historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and Renex’s historical consolidated financial statements and related notes contained elsewhere in this Form 8-K/A (see pages F-1 to F-20).

We have prepared the unaudited pro forma combined consolidated financial statements based on available information using assumptions that we believe are reasonable. These unaudited pro forma combined consolidated financial statements are being provided for informational purposes only. They do not claim to represent our actual financial position or results of operations had the acquisition occurred on the date specified nor do they project our results of operations or financial position for any future period or date.

The Pro Forma Combined Consolidated Statement of Operations does not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available.

Website Pros, Inc.

Pro Forma Combined Consolidated Statements of Operations

for the nine-month period ended September 30, 2006

(Unaudited, expressed in U.S. Dollars)

(In thousands except per share amounts)

	Website Pros, Inc.	Renex, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Combined
Revenue:
Subscription	$31,881	$3,688	$—		$35,569
License	2,531	—	—		2,531
Professional services	1,277	—	—		1,277

Total revenue	35,689	3,688	—		39,377

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	13,945	2,934	—		16,879
License	672	—	—		672
Professional services	1,044	—	—		1,044

Total cost of revenue	15,661	2,934	—		18,595

Gross profit	20,028	754	—		20,782

Operating expenses:
Sales and marketing	8,651	175	—		8,826
Research and development	1,468	175	—		1,643
General and administrative	6,993	523	—		7,516
Depreciation and amortization	1,042	13	249	a	1,304

Total operating expenses	18,154	886	249		19,289

Income (loss) from operations	1,874	(132)	(249)		1,493
Interest, net	1,887	1	(1	)d	1,887
Other Income	—	108	(108	)b	—

Net income (loss)	3,761	(23)	(358)		3,380
Preferred stock dividends	—	—	—		—

Net income (loss) attributable to common stockholders	$3,761	(23)	(358)		$3,380

Basic net income attributable per common share	$0.23				$.20

Diluted net income attributable per common share	$0.19				$.17

Basic weighted average common shares outstanding	16,663				16,663

Diluted weighted average common shares outstanding	19,340				19,340

See accompanying notes to pro forma financial statements

Website Pros, Inc.

Pro Forma Combined Consolidated Statements of Operations

for the year ended December 31, 2005

(Unaudited, expressed in U.S. Dollars)

(In thousands except per share amounts)

	Website Pros, Inc.	Renex, Inc.	Pro Forma Adjustments (Note 1)		Pro Forma Combined
Revenue:
Subscription	$32,574	$3,828	$—		$36,402
License	3,858	—	—		3,858
Professional services	1,338	—	—		1,338

Total revenue	37,770	3,828	—		41,598

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	15,058	2,790	—		17,848
License	1,013	—	—		1,013
Professional services	1,085	—	—		1,085

Total cost of revenue	17,156	2,790	—		19,946

Gross profit	20,614	1,038	—		21,652

Operating expenses:
Sales and marketing	9,731	197	—		9,928
Research and development	1,895	134	—		2,029
General and administrative	6,840	441	—		7,281
Depreciation and amortization	1,723	15	331		2,069

Total operating expenses	20,189	787	331		21,307

Income (loss) from operations	425	251	(331	)a	345
Interest, net	402	—	—		402
Other income/expense	—	(4)	4	c	—

Net income (loss)	827	247	(327)		747
Preferred stock dividends	(1,156)	—	—		(1,156)

Net income (loss) attributable to common stockholders	$(329)	$247	$(327)		$(409)

Basic net loss attributable per common share	$(.05)				$(.07)

Diluted net loss attributable per common share	$(.05)				$(.07)

Basic weighted average common shares outstanding	6,222				6,222

Diluted weighted average common shares outstanding	6,222				6,222

See accompanying notes to pro forma financial statements

NOTES TO PRO FORMA FINANCIAL STATEMENTS

(Unaudited, expressed in U.S. dollars)

Note 1: Pro Forma Statement of Operations Adjustments

The unaudited pro forma combined consolidated statement of operations combines Website Pros, Inc’s (Website Pros) statement of operations and Renex, Inc.’s (Renex) statement of operations for the year ended December 31, 2005 and the nine-month period ended September 30, 2006.

The following adjustments were applied to Website Pros’ historical statement of operations for the year ended December 31, 2005 and the nine-month period ended September 30, 2006 as if the acquisition of Renex had taken place at the beginning of the period.

(a)	During the year ended December 30, 2005 and the nine-month period ended September 30, 2006, if the acquisition of Renex occurred at the beginning of the periods presented, Website Pros would have recorded amortization expense for the following intangible assets acquired due to the acquisition of Renex:

	September 30, 2006	December 31, 2005
	(in thousands)
Amortization of:
Non-competition agreement	$55	$73
Technical know-how	21	28
Customer Relationships	173	230

	$249	$331

(b)	During the nine-month period ended September 30, 2006, Renex recognized a tax refund of $108 thousand from prior years that is payable to the prior owners of Renex and therefore was excluded in the combined consolidated financial statements.

(c)	During the year ended December 31, 2005, Renex had a tax provision of approximately $4 thousand. If the purchase of Renex had taken place at the beginning of the year, Website Pros would not have incurred that expense, therefore it was excluded in the combined consolidated financial statements.

(d)	During the nine-month period ended September 30, 2006, Renex earned net interest income of $1 thousand. Website Pros did not assume any of the cash or debt of Renex, therefore the related interest income and expense was excluded in the combined consolidated financial statements.

Note 2: Reclassifications

Certain reclassifications have been made to the financial statements of Renex.com to conform to Website Pros, Inc.’s presentation.